UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

Giftify, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42206	45-2482974
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Woodfield Road, Suite 510 Schaumburg, IL 60173	60173
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 506-9680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GIFT	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2025, the registrant (“Giftify, Inc.” or “Giftify”), through its newly formed Delaware subsidiary, TakeOut7 Acquisition Corp., entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TakeOut7 Inc., a Delaware corporation (“TakeOut7”), that has developed a digital marketing platform for restaurants. Under the terms of the Merger Agreement, Giftify has issued 350,000 restricted shares of its common stock to the shareholders of TakeOut7 in exchange for all the isued and outstanding shares of TakeOut7. Following the merger, Takeout7 shall be a wholly owned subsidiary of Giftify.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Giftify will be issuing a press release concurrent with the filing of this Current Report on Form 8-K to announce the Merger Agreement. A copy of the press release is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Agreement and Plan of Merger dated May 30, 2025, by and among Giftify, Inc., TakOu7 Acquisition Corp. and TakOut7 Inc.

99.1	Press Release dated June 5, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:June 5, 2025	Giftify, Inc.

	By:	/s/ Ketan Thakker
Ketan Thakker
President and CEO

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